EXHIBIT 99

Sun Healthcare Group	Sun Healthcare Group, Inc.
101 Sun Avenue NE
Albuquerque, NM 87109

505.821.3355
www.sunh.com

SUN NEWS

FOR IMMEDIATE RELEASE

Contact:      Media Inquiries (505) 468-4549
                   Investor Inquiries (505) 468-2341

Sun Healthcare Group, Inc. Names
New Independent Accountants

     Albuquerque, NM (June 28, 2002) – (OTC-SUHG.OB) Sun Healthcare Group, Inc. today announced that its Board of Directors and its Audit Committee have appointed Ernst & Young LLP as the company’s independent accountants for the 2002 fiscal year.

     "We look forward to working with Ernst & Young as our new independent accountants. We were impressed with their depth of specific experience in our industry and believe we will benefit from that expertise," said Rick Matros, Sun’s Chairman and Chief Executive Officer. Arthur Andersen LLP previously served as Sun’s independent accountants.

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      Headquartered in Albuquerque, N.M., Sun Healthcare Group, Inc., through its subsidiaries, is a leading long-term care provider in the United States, operating more than 240 long-term and postacute facilities in 25 states.  Sun companies also provide rehabilitation therapy, pharmacy, home care, staffing and other services for the healthcare industry.  More information is available on the Company’s website at www.sunh.com.